Exhibit 99.1

nextdoor

investors.nextdoor.com

Shareholder Letter Q3 2021

Abiodun A.

Milton Keynes, England, U.K.

Neighbor Story
As a visual artist, Charlo was in search of a creative and social outlet during the pandemic. A native of Mexico still new to Denver, he shared his work on Nextdoor and asked neighbors whether they had a blank space for him to paint a mural, free of charge. A neighbor offered up his garage door in a nearby alleyway for Charlo’s first mural, an intricate design with words and symbols intertwined. Neighbors loved the result and requests for more murals came pouring in, inspiring Charlo to continue beautifying the neighborhood — one garage door, wall, and blank space at a time. Today, Charlo has painted over 25 murals and become more connected to his community. Charlo was featured on NBC Nightly News, further spreading the word on his active community building, and inspiring others to join Nextdoor and make a difference in their neighborhoods.
“As an immigrant, it gives me a lot of joy and comfort getting to know my neighbors and feeling like I am growing roots by establishing friendships in this new world where I live now.”
Charlo G. W., Denver, CO, USA

Business Highlights

Q3 revenue grew 66% year-over-year to $52.7M, sustaining the acceleration in Q2 as a result of growing neighbor engagement and improvements in our ability to deliver value to our broad base of customers from global brands to small and mid-sized businesses (SMBs).
Q3 average total global Weekly Active Users (WAU) increased by 20% year-over-year to 33 million. We saw the percentage of neighbors active weekly increase through the quarter and saw our highest-ever session frequency amongst those active neighbors.

Q3 global average revenue per WAU (ARPU) increased 38% year-over-year, underscoring our strong growth in monetization as evidenced by rising Global Newsfeed eCPMs[1] and growth from relatively newer SMB-focused revenue streams.

Revenue

$32M
57% YoY Growth
$40M
57%
$34M
45%
$46M
66%
$53M
66%
Q3 2020
Q4
Q1 2021
Q2
Q3

WAU

27M
29% YoY Growth
27M
22%
28M
12%
29M
5%
33M
20%
Q3 2020
Q4
Q1 2021
Q2
Q3

ARPU (WAU)

$1.17
22% YoY Growth
$1.48
28%
$1.25
29%
$1.57
58%
$1.61
38%
Q3 2020
Q4
Q1 2021
Q2
Q3

Adj. EBITDA[2]

(38%) Margin
($12M)
(19%)
($8M)
(49%)
($17M)
(25%)
($11M)
(15%)
($8M)
Q3 2020
Q4
Q1 2021
Q2
Q3

Net Loss[3]

(60%) Margin
($19M)
(37%)
($15M)
(73%)
($25M)
(47%)
($21M)
(37%)
($19M)
Q3 2020
Q4
Q1 2021
Q2
Q3

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1 Effective cost per thousand impressions. eCPM is a measure of the revenue received for every thousand ad impressions served.
2A reconciliation of non-GAAP metrics used in this letter to their most comparable GAAP measures is provided at the end of the letter.
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
3 Net Loss margin is calculated as Net Loss divided by Revenue.

To Our Shareholders

At Nextdoor, our purpose is to cultivate a kinder world where everyone has a neighborhood they can rely on. Society’s need to be connected, particularly to those nearby, and the increasing importance of everything local continues to be amplified — and we view the increased focus on hyper-local connection as structural and lasting. Data from the 6th installment of our Nextdoor Insights series underscores how essential it is for neighbors to make these connections and reinforces Nextdoor’s commitment to community, with the vast majority (73%) saying that neighbors are the most important community in their lives. And neighbors are doubling down on their commitment to local, with 72% of U.S. adults making it more of a priority to support local businesses compared to before the pandemic. Our data shows the importance of neighborhoods in unlocking real-world connection — neighbors have returned to creating social gatherings with those within their communities, with 60% having attended a social gathering in someone’s home or yard this year.

We know that the growing need for hyper-local connection makes Nextdoor a unique place for community, and it also enables a strong business model. We showed significant momentum in our Q3 results, underscoring our growth at scale and ability to drive increased monetization. We added an additional 3.5 million WAUs in Q3, growing total WAUs 20% year-over-year. Continued customer demand contributed to our 66% year-over-year revenue growth. Our sustained revenue growth, coupled with a 24 point improvement in year-over-year Adjusted EBITDA margins, demonstrates that we are investing for growth while building a path to long-term profitability.

On November 5th, we completed our previously announced transaction with Khosla Ventures Acquisition Co. II, raising gross proceeds of $674M: $404M from KVSB trust proceeds and $270M from a fully funded common stock private placement (PIPE). We started trading on The New York Stock Exchange (“NYSE”) on November 8th, 2021 under the ticker symbol “KIND”. We chose “KIND” as our NYSE ticker as kindness is core to Nextdoor’s purpose. When we say “kind,” we mean being respectful, welcoming, empathetic, and willing to act boldly and support one another. At Nextdoor, we want to give neighbors ways to connect and be kind to each other, online, and in real life. We believe a little kindness goes a long way towards making life easier, neighborhoods stronger, and the world a better place.
Active Valued Community
With our purpose as our north star, we are building a neighborhood hub for trusted connections and the exchange of helpful information, goods, and services.
We will do this by enabling neighbors and organizations to build an Active Valued Community.
●    Communities are groups of people that share an attribute or interest and feel a sense of fellowship with others within the community. Nextdoor’s core shared attribute is place and is a requirement of all communities on Nextdoor.
●    Active means neighbors and organizations, including businesses, public agencies, and nonprofits, are actively involved with the community, communicating with each other to give and get help.
●    Valued means it’s a community that can be trusted and depended on to exchange valuable information, goods, and services.

Nextdoor is one of the most frequently used consumer products. In Q3, we reached 66 million Verified Neighbors4 and nearly half of our neighbors engage weekly. Our increase in weekly and daily engagement has been driven by fostering a content rich, interactive, and more personalized experience for all neighborhood stakeholders.
We kicked off our second annual global Neighbor Month initiative on U.S. National Neighbor Day, September 28th, to celebrate the people and places that provide a sense of belonging in neighborhoods. Neighbor Month is one way we reinforce that Nextdoor equals neighborhood. This year we expanded neighbor engagement by leveraging new product releases including an updated post composer, #hashtags, and @mentions. Some of the most inspiring stories can be found on the Nextdoor Blog.
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4 Verified Neighbors defined as individuals who join Nextdoor and have their address verified by us.

Our business benefits from strong network effects with increasing viral growth loops

Our business strengthens as we scale, benefiting from strong network effects. Our sole focus on neighborhoods has allowed us to optimize our strategy, product set, and go-to-market efforts in order to drive neighbor growth and engagement on our platform. As neighborhood adoption of Nextdoor increases, activity among neighbors also increases, adding more relevant local content. This prompts more engagement from other neighbors, leading to further growth through word-of-mouth and an enhanced overall experience that strengthens neighbor retention. As neighborhood penetration increases, we see engagement levels that approach nearly twice what we see early on.
We have also seen viral dynamics play out in Q3 at the country level in Canada, our fastest-growing international market, where WAU more than doubled year-over-year.

Additionally, we see strong viral growth loops between stakeholders. Businesses invite neighbors to join Nextdoor in order to recommend them. Our Nextdoor Insights data shows that 76% of neighbors have been influenced by a neighbor recommendation. Neighbors invite businesses when they can see that they are being discussed or when there is a clear need for their goods or services. Public agencies often invite neighbors to join because when Nextdoor becomes their primary communication channel, they want to ensure their constituents are receiving information as quickly and easily as possible. An example of an agency that worked with Nextdoor extensively in Q3 is the Louisiana Governor's office. The Governor’s office communicated important safety recommendations and updates about Hurricanes Ida and Nicholas to impacted parts of the state. Additionally, in Q3, the U.S. Small Business Administration (SBA) provided information and answered questions about its COVID-19 Economic Injury Disaster Loan program to help drive economic recovery of small businesses and private nonprofits. This creates a loop between agency content and businesses, reinforcing that Nextdoor is the trusted platform for useful information.

Driving Engagement and Retention

The acceleration of WAU growth in Q3 strengthens our conviction that Nextdoor offers a daily use case that can bring local communities closer together.
As evidenced by our strong retention rates, when people come to Nextdoor, they come with intent, and they stay. Over three-quarters of neighbors new to the platform are still engaging after three months. Even after two years, over half of our users remain engaged.[5]
A key product focus in the quarter was improving the notifications experience for neighbors. By making our notifications easier to use, we help neighbors to stay informed and therefore increase engagement. This is particularly important as we build additional product features that will enable neighbors to connect with each other, businesses, public agencies, and other organizations (e.g., nonprofits).
Ensuring Neighborhood Vitality
Trust is a foundational element of an Active Valued Community. This includes trust between neighbors as well as in the platform itself. The passion and engagement that many neighbors devote to their neighborhoods is a key component to neighborhood vitality, both on and off Nextdoor. By ensuring that every community comprises real people and kind conversations, Nextdoor has become a trusted place where neighbors can join, connect, contribute, and transact.
Nextdoor is a leading innovator in creating a kind platform that facilitates healthy neighborhood connections and conversations. We set clear guidelines and use a combination of people and technology to encourage the behaviors that support our purpose. We’ve built our community volunteer group to empower thoughtful neighborhood moderation that encourages behaviors on the platform that will drive engagement and retention. We call this group the Neighborhood Team.
In Q3, we expanded the scope of our Neighborhood Team to include a new role, the Welcome Team. We know that when neighbors receive a neighborly welcome from someone in their community upon joining, they are more likely to be retained and to engage. As part of our ongoing investment in Active Valued Community, we launched the New Neighbors tool to help our Welcome Team members more effectively engage with and message those who have just joined the platform. We also launched the newly redesigned neighbor profile, which enables neighbors to better present their identity and tell neighbors about themselves.
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5 Our retention rate only includes neighbors who were active in the last 30 days of the period for which our retention rate is calculated.

Advertiser Value Proposition

Our primary Total Addressable Market (TAM) today is digital advertising, a large and growing market. In 2020, the U.S. digital advertising market TAM was ~$144B, expected to grow at an 18% CAGR to ~$276B by 2024. Globally, this is an even larger revenue opportunity with a 2020 TAM of ~$355B, expected to grow at a 14% CAGR to $607B by 2024[6]. We believe we have a unique opportunity to create value for businesses, ranging from SMBs to large national and global brands. We are built on trust and we bring a unique local perspective that helps advertisers leverage proximity and place to get their message and offers to customers in a highly targeted and granular way.

We made significant progress in Q3 in our efforts to build direct relationships with advertisers, which contributed to year-over-year eCPM growth as improving demand fundamentals resulted in more competitive pricing of our ad inventory. Our audience is unique for advertisers, enabling them to get brand awareness messaging and direct response advertising in front of neighbors who may not visit other social media sites. According to data from GWI, 75% of neighbors who visit Nextdoor at least once a month do not visit Snap, 54% do not visit Pinterest, and 16% do not visit Facebook[7]. So for advertisers, Nextdoor is a platform that can reach new audiences.
Large enterprises play an important role in the neighborhood and are increasingly a go-to resource for information as their advertisements are framed with relevant, hyper-local content. A growing number of brands in our core verticals are increasing investments on Nextdoor as we are further building first-party and third-party measurement tools and hence demonstrating a strong return on investment (ROI). We also continue to expand our partnerships with advertisers in new verticals. For example, in Q3, we partnered with Airbnb to drive host acquisition in target cities. The campaign leverages our Sponsored Groups to connect neighbors who have hosting questions or want to learn more about hosting from Airbnb Superhosts and ambassadors.
Our proprietary Neighborhood Ad Center (NAC) is at the heart of our business solutions, powering our advertising products, advertising technology stack, and reporting capabilities. Built with flexibility and modularity at its core, NAC consists of shared targeting, auction, and delivery engines. In Q3, we also enhanced our self-serve advertising capabilities and added more measurement tools.

Another example in Q3 of how Nextdoor partnered with brands to bring something unique to neighborhood audiences was through our annual Neighborhood Favorites awards, the only business awards program based on recommendations from real neighbors that live in the local community. This year’s Neighborhood Favorites was sponsored by American Express as part of their “Let’s Go Shop Small®” summer campaign, which encourages consumers to support the small businesses in their communities.
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6 Source: Global and U.S. digital ad markets, eMarketer October 2021.
Note: Digital advertising market is based on eMarketer U.S. ad spend and excluding B2B, which represents ~6% of digital ad spend in 2020. Global advertising market includes annual ad spend across all countries world-wide and is not adjusted to Nextdoor’s existing 11 markets. For both 2020 and 2024, assumes 6% B2B share across all global markets.
7 GWI data is from Q2 2021.

The winners, determined based on the number of likes and recommendations they received on Nextdoor, were awarded a trophy badge on Nextdoor for greater visibility to their business among the customers that matter most — neighbors.
Based on our Insights data, local businesses are becoming increasingly more important with 72% of neighbors making it more of a priority to support local businesses. With more than 54 million business recommendations from neighbors, Nextdoor enables neighbors to build real-world connections with the businesses nearby. Accordingly, revenue growth from neighborhood sponsorships and local deals continued to build upon the momentum we saw in Q2.

Building for Growth

Beyond the United States, Nextdoor supports neighborhoods in the United Kingdom, Canada, Australia, the Netherlands, France, Spain, Italy, Germany, Sweden, and Denmark. We intend to expand household penetration globally and to increasingly become a daily use case for our neighbors around the world. In Q3, we were able to grow our international total WAU by 40% year-over-year.

Our 2021 strategy is focused on increasing engagement in four key countries — the United Kingdom, Canada, Australia, and the Netherlands. This strategy has proven effective at delivering sustained growth in these core markets.
In Q3, UK revenue almost doubled year-over-year, highlighting early momentum bringing our monetization model to our international markets. An example in the UK was our Q3 partnership with Zoopla, a leading property website and app, to drive traffic to their site and raise awareness of their new product, which allows neighbors and homeowners to get accurate estimates on the value of their home. Zoopla was able to target homeowners based on how long they’ve lived in their house and customize their messaging at the neighborhood level.

Financial Discussion

Revenue
Q3 revenue was $52.7M, an increase of 66% year-over-year and 15% quarter-over-quarter. Global ARPU grew 38% year-over-year to an annualized rate of $6.46, reflecting a greater mix of direct sold revenue and growth from newer revenue streams.
We saw significant momentum across customers of all sizes, driven by strong delivery across our ad surfaces, notably our Newsfeed. Revenue from Neighborhood Sponsorships grew year-over-year and sequentially as we saw continued momentum from the Q4 2020 rollout of the product to all verticals. Local Deals revenue was driven by double-digit growth in deal volume year-over-year and quarter-over-quarter.

Operating Expenses
In Q3, U.S. generally accepted accounting principles (GAAP) operating[8] expenses were $72M, an increase of 40% year-over-year, representing 136% of revenue compared to 161% of revenue in the year-ago quarter. The growth in operating expenses was partially driven by higher marketing spend, combined with higher personnel costs.
Cost of revenue was $7M, up 38% year-over-year. In Q3 cost of revenue represented 14% of revenue, down from 17% in the year-ago period as a result of improving operating leverage on our hosting costs.

Research and development expenses were $25M, or 48% of revenue, up 36% year-over-year. The growth was driven primarily by increased headcount and personnel costs related to our engineering, data science, product management, and design teams.
Sales and marketing expenses were $27M, or 52% of revenue, up 36% year-over-year. The increase was primarily attributable to digital marketing investments to drive user acquisition globally and local business acquisition in the U.S.
General and administrative expenses were $12M, or 22% of revenue, up 62% year-over-year. The increase was driven by headcount growth and costs related to our public offering process.

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8 A reconciliation of non-GAAP metrics used in this letter to their most comparable GAAP measures is provided at the end of the letter.

Earnings
Net loss was $19M in Q3 representing a (37%) margin, compared to a (60%) margin in the year-ago period.
Q3 Adjusted EBITDA loss was $8M representing a (15%) margin, compared to a (38%) margin in the year-ago period. Our year-over-year margin improvement reflects benefits from increased scale.

Balance Sheet and Cash Flows
In Q3, we ended the period with $107M in cash and cash equivalents and marketable securities. Cash used in operations for the nine months ended September 30, 2021 was $33M compared to $35M in the year-ago period, largely reflecting improvements in Adjusted EBITDA. This does not include the $674M gross proceeds raised from our Khosla Ventures Acquisition Co. II transaction, as this closed after the end of the quarter.
Outlook
Building on the momentum in Q3, Nextdoor expects full year 2021 revenue growth to accelerate to between 50% to 52% relative to full year 2020 growth of 49% and prior full year 2021 year-over-year revenue growth guidance of 47%. Adjusted EBITDA for full year 2021 is estimated to be between ($48M) and ($47M), compared to ($50M) in 2020.

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9 Prior 2021 guidance as of Nextdoor 2021 Investor Day on 9/20/2021.

We have not reconciled our adjusted EBITDA and adjusted EBITDA margin outlook to GAAP net loss or GAAP net loss margin because certain items that impact GAAP net loss and net loss margin are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2021 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA outlook to net loss and adjusted EBITDA margin to GAAP net loss margin is not available without unreasonable efforts.
Q3 Conference Call and Webcast

We will host a Q&A webcast at 2:00 pm PT/5:00 pm ET today, November 10, 2021, to discuss these results and outlook. An audio webcast archive will be available following the live webcast for approximately one year on Nextdoor’s Investor Relations website at www.investors.nextdoor.com. Thank you for your support in building stronger neighborhoods across the globe and for being active neighbors in your neighborhood. We look forward to your questions and comments this afternoon.
We use our Investor Relations website (investors.nextdoor.com), our Twitter handle (twitter.com/Nextdoor), LinkedIn Home Page (linkedin.com/company/nextdoor-com) and Sarah Friar’s LinkedIn posts (linkedin.com/in/sarah-friar-922b044) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases and as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this press release or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

Safe Harbor Statement
This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the fourth quarter of 2021 and full year 2021, our business strategy and plans, and our objectives and future operations, including our expansion into new markets.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this shareholder letter, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to scale our business and monetization efforts; our ability to expand business operations abroad; our limited operating history; risks associated with managing our growth; our ability to achieve and maintain profitability in the future; the effects of the highly competitive market in which we operate; the impact of the COVID-19 pandemic on our business; our ability to attract new and retain existing customers and users, or renew and expand our relationships with them; our ability to anticipate and satisfy customer preferences; market acceptance of our platform; our ability to successfully develop and timely introduce new products and services; our ability to achieve our objectives of strategic and operational initiatives; cybersecurity risks to our various systems and software; the impact of privacy and data security laws; and other general market, political, economic, and business conditions, including those related to the continuing impact of the COVID-19 pandemic.
Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in our prospectus filed with the Securities and Exchange Commission (SEC) on October 21, 2021 and our other SEC filings, which are available on the Investor Relations page of our website at www.investors.nextdoor.com and on the SEC’s website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this shareholder letter.

Condensed Consolidated Statement of Operations

in thousands, except per share data (unaudited)

	Three Months Ended September 30		Nine Months Ended September 30	
	2021	2020	2021	2020
Revenue	$ 52,705	$ 31,826	$ 132,870	$ 83,167
Cost and expenses:				
Cost of revenue	$ 7,371	$ 5,346	$ 20,308	$ 15,177
Research and development	$ 25,461	$ 18,759	$ 69,612	$ 50,570
Sales and marketing	$ 27,448	$ 20,111	$ 76,698	$ 58,136
General and administrative	$ 11,505	$ 7,087	$ 31,793	$ 20,539
Total costs and expenses	$ 71,785	$ 51,303	$ 198,411	$ 144,422
Loss from operations	$ (19,080)	$ (19,477)	$ (65,541)	$ (61,255)
Interest income	$ 21	$ 61	$ 86	$ 682
Other income (expense), net	$ (277)	$ 284	$ (451)	$ 397
Loss before income taxes	$ (19,336)	$ (19,132)	$ (65,906)	$ (60,176)
Provision for income taxes	$ 27	$ 34	$ 96	$ 122
Net loss	$ (19,363)	$ (19,166)	$ (66,002)	$ (60,298)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.57)	$ (0.65)	$ (2.00)	$ (2.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,256	29,306	33,003	28,707